Part II - INFORMATION REQUIRED IN OFFERING CIRCULAR
An offering statement pursuant to Regulation A relating to these shares has been filed with the U.S. Securities and Exchange Commission (the "Commission"). Information contained in this preliminary offering circular is subject to completion or amendment. These shares may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or a solicitation of an offer to buy or sell any of these shares in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.
Preliminary Offering Circular
 October 14th, 2020
 Subject to Completion
DECENTRALIZED CRYPTO FINANCIAL INC.
(Exact Name of Registrant as Specified in its Charter)
 Delaware
 85-2718015
 (State or Other Jurisdiction of
 (I.R.S. Employer
 Incorporation or Organization)
 Identification Number)
 4795 Meadow Wood Lane, #200
 Chantilly, Virginia 20151
 (703) 594-6840
 www.Decryptofi.com
 Nicholas Scherling
 Chief Executive Office
 Decentralized Crypto Financial Inc. ("DeCryptoFi")
4795 Meadow Wood Lane, #200
Chantilly, Virginia 20151
 (703) 594-6840
 Up to
 150,000,000 shares of Common Stock

This is an initial public offering of our common stock. The offering price is $0.10 per share.
 The offering consists of 150,000,000 shares of our common stock comprised of (a) up to 25,000,000 newly issued shares of our common stock ("Shares") in our Initial Public Offering ("IPO"), and up to (b) 125,000,000 shares for non-cash consideration pursuant to our "Work Compensation" program.
 In the event all of the Offering Shares are sold, we may, in our discretion, sell up to 50,000,000 additional authorized, but currently unissued shares ("Additional Shares" and/or "Reserve Shares") in the
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offering currently held in reserve.

 300,000,000 shares are currently owned by the CEO of DeCryptoFi, Nicholas Scherling ("Company insider" and/or "Holder"). In connection with the initial public offering of the Company's securities, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company held immediately prior to the effectiveness of the registration statement for such offering (other than those included in the registration), for such period of time (not to exceed 180 days or such longer period of time as may be required to comply with Rule 2711 of the Financial Industry
Regulatory Authority, Inc. (or any successor rule thereto)) two days following the effective date of such registration statement ("lock-up period"). Further, following the lock-up period, the Holder will be limited to selling 12.5% of his holdings per year. This not only protects against over-diluting the market share value, but also preserves the integrity of the Company.

 There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering. The offering will commence within six weeks after this offering circular has been qualified by the Commission. The offering will exist until the date on which the offering of any additional stock would cause the aggregate offering price or aggregate gross sales in this offering, as those terms are defined under Rule 251(a) of the Securities Act, to exceed $50,000,000.00.
The Commission does not pass upon the merits of or give its approval to any shares offered hereby or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. The Offering Shares are being offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the Offering Shares offered are exempt from registration.
 Price to Public Underwriter Proceeds
Proceeds
 Per Share Discounts To Issuer
to other Persons
 $0.10 $0.0 $0.10
$0.0

Total Min1 N/A N/A N/A
N/A
Total Max. $0.10 N/A $15M
N/A
 Investing in an IPO is speculative and involves substantial risks.
You should purchase stock only if you can afford a complete loss of your investment. See "Risk Factors" to read about the more significant risks you should consider before buying our stock. Please see subsection "Risk Factors," beginning on page 9 of this offering circular.
 This is a Regulation A+ Tier 2 offering. The Company may decide, either concurrently with this offering (potentially commencing prior to its qualification) or on a date subsequent to the qualification of this offering, to sell between 0 and 25 million shares of stock to non-U.S.
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persons in a private placement exempt from the registration requirements of the Securities Act under Regulation S promulgated thereunder
("Regulation S"). The stock in any potential concurrent or subsequent Regulation S offering will be considered a restricted security and will be sold for delayed delivery and subject to a transfer restriction for ranging from 40 days to one year.
THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE
ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS
OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY
OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER
SELLING LITERATURE. THESE SECURITIES ARE BEING
OFFERED PURSUANT TO AN EXEMPTION FROM
REGISTRATION WITH THE COMMISSION; HOWEVER, THE
COMMISSION HAS NOT MADE AN INDEPENDENT
DETERMINATION THAT THE SECURITIES OFFERED
HEREUNDER ARE EXEMPT FROM REGISTRATION.
 Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. We deem this limitation on investment not to apply to the non-cash consideration for which stock is received through our Work Compensation plan, and therefore to not limit the number of shares that may be received through the Work
Compensation Plan. Prior to this offering, there has been no public market for our common stock. For general information on investing, we encourage you to refer to www.investor.gov.
Initially, DeCryptoFi stock will not trade on a stock exchange, securities exchange, or other trading market. This means that it may be difficult to sell your shares of stock.
 IMPORTANT INFORMATION ABOUT THIS OFFERING
CIRCULAR
 Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the "preliminary offering circular." You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
 This preliminary offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process, and is still pending approval. Periodically, as we make material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any subsequent statement made by us in a subsequent offering circular
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supplement.
 We are following the "Offering Circular:
disclosure format under Regulation A
 The date of this preliminary offering circular is October 14th, 2020
TABLE OF CONTENTS
SUMMARY 4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING
STATEMENTS 5
RISK FACTORS 7

TERMS OF THIS OFFERING 12

USE OF PROCEEDS 13

DESCRIPTION OF BUSINESS 14

DESCRIPTION OF COMMON STOCK 15

REGULATORY CONSIDERATIONS 15

CHANNELS FOR DISCLOSURE OF INFORMATION AND PLAN OF
DISTRIBUTION
DILUTION 18
CONCURRENT OR SUBSEQUENT REGULATION S (REG S)
OFFERING 20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS 21
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
EMPLOYEES 22
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS 24

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
SECURITY HOLDERS 24
SHARES ELIGIBLE FOR FUTURE SALE 25

FINANCIAL INFORMATION SECTION 25

EXHIBITS


Offering Circular


We have not authorized anyone to provide any information or to make any representations other than those contained in this offering circular or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this preliminary offering circulars current only as of its date.
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You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. The information in this offering circular assumes that all the shares offered are sold and we have not taken advantage of our option to sell any Additional Shares as described herein.
SUMMARY
This offering summary highlights certain information appearing elsewhere in this offering circular. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the "Risk Factors" section, before making a decision to invest in our stock. Unless the context requires otherwise, in this offering the terms "we," "us" and "our" refer to DeCryptoFi, the issuer of the common shares of stock. For a more complete understanding of this offering, you should read the entire offering circular carefully, including the risk factors and the financial statements.
 Who we Are. We are an early-stage financial technology company.
 Our company, DeCryptoFi, has identified a glaring and persistent issue that many privately held businesses face; the ability for small and medium sized companies to raise additional capital. When businesses need capital, typically they must go through the arduous process of seeking a loan from a bank or lending company. It is extremely difficult for small and medium sized companies to access public markets where they may receive the same or better terms in return for capital. When a small business is approved for a loan by a bank (or other lending provider), these institutions will often require from the business a form of hard asset collateral, and most require a personal guarantee from its owner, regardless of the company's financial stability. W2 employees, working for a successful business, would never personally guarantee a business loan just to keep their job, so why should legitimate business owners?

If businesses are turned away from financial institutions, there seems to be few alternatives except for these businesses to seek additional capital from Merchant Cash Advance firms, or some form of lending company that charges usurious interest rates. These types of lending institutions tend to benefit from the borrower's company failing rather than succeeding, which then puts people out of jobs and facing massive debts that need to be repaid.

 As a result, many business owners are unable to secure the capital they need to scale their business and those that are able to get a good loan at a low rate may still be unwilling to do so due to personal guarantee requirements. No employee or business owner wants to personally secure business loans with their personal finances regardless of how well their business is performing.
Our Solution.
The reality is that there are numerous additional ways that companies can
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raise capital, but they simply lack the knowledge, expertise, or personnel to facilitate alternative capital-raising offerings.
 DeCryptoFi has created a technology-driven software that will allow small and mid-sized companies to understand and be fully compliant with the public and private offering processes. Our main goal can be summed up in one word... simplification. Our goal is to tap into this market and assist small and medium size companies that want to pursue a public offering or an alternative acceptable private offering and remain fully compliant with SEC regulations. We strive to make the overlooked alternative methods of raising capital easy to achieve, easy to comprehend, and for many aspects of the process, completely automated.
The SEC has long struggled with how to assist small and medium size businesses get access to the public market; we are here to help!
 By answering a series of questions specific to their company, including, but not limited to, how much capital the company seeks to raise, who the company's target investors will be, current and past revenue, profitability, growth rate, what its organizational structure is like, etc., businesses will be able to streamline the structuring of a potential business capitalization and the regulatory safeguards associated with these capital raising options. DeCryptoFi's patented software will provide a list of currently available offerings to our customers, as well as a list of offerings that are just within their grasp. Once the business owner fully comprehends the types of offerings available to them and decides which to pursue, DeCryptoFi's software will assist in automating all relevant
SEC filings, state filings, investor notifications, disclosures, offering circulars, registration statements, offering memoranda, prospectuses, dividend payments, proxy statements, and much more.

 Strategy. We will pursue the following strategies:
 Continue to attract top talent. To grow our business, we recognize the need to attract experienced professionals in technology, legal, accounting, and so forth. While we already have a strong team of employees and advisors with the relevant expertise (discussed in greater detail below), we plan to supplement key roles as we ramp up our operations.

 Scale our business to become a national leader in our sector. We are focused on growing our national and international footprint and are testing business development and marketing efforts in multiple channels. Increased awareness of our products and services will enable us to scale and attract a whole assortment of different types of businesses that previously did not fall under the SEC's purview, but will now be a fully compliant reporting company or exempt reporting company, thereby increasing investor protection across broad range of market tiers.
Corporate Information. We are a Delaware corporation (C-Corp)
organized on August 20, 2020 Our principle place of business address is
4795 Meadow Wood Lane # 200, Chantilly, VA 20151, our telephone number is (703) 594-6840, and our website is www. DeCryptofi.com.
 Except for this offering circular and our other public filings with the
SEC pursuant to the requirements of SEC regulation A, information found
6
on, or accessible through our website is not a part of, and is not incorporated into this offering circular, and you should not consider it part of this offering circular. We consider these facilities adequate for our current operations.
CAUTIONARY NOTE REGARDING
FORWARD-LOOKING STATEMENTS
 The statements contained in this offering circular that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe,"
"continue," "could," "estimate," "expect," "intend," "may," "might,"
"plan," "possible," "potential," "predicts," "project," "should," "would"
and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this offering circular may include, for example, statements about our:
o limited operating history and ability to maintain or increase profitability.
o reliance on third parties for production and distribution.
o results of operations.
o ability to manage growth.
o ability to minimize our production and distribution costs by utilizing funding sources provided by others.
o regulatory or operational risks.
o success in retaining or recruiting, or changes required in, our officers, key employees or directors.
o capital structure.
o ability to obtain additional financing when and if needed; and
o liquidity and trading of our securities.
 The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected
7
in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
 These statements involve risks, uncertainties, assumptions, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this offering circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.
 In determining the current price in the general offering, DeCryptoFi has relied on preliminary oral indications of interest from potential investors, both institutional and retail, that we received in compliance with Rule 255 under the Securities Act. As noted on the cover page to this offering circular, DeCryptoFi does intend to seek additional input on this price by seeking pre- qualification indications of interest from potential investors pursuant to Rule 255 under the Securities Act. The offering price of the DeCryptoFi Stock, however, bears no relationship to
DeCryptoFi's book or asset values or likelihood of repayment or to any other established criteria for valuing securities. This price may not be indicative of the market price of the DeCryptoFi Stock at such time as a secondary trading market does develop, if ever, or the proceeds that you would receive upon a commercial sale of the DeCryptoFi Stock; the offering price may be significantly more than either such price.
 Prior to this offering there has been no public market for any of our securities. The public offering price of our shares was determined on a number of factors. Factors considered in determining the prices and terms of the Shares (and the Additional Shares) offered hereby include:
o The history and prospects of companies similar to our company
o Prior offerings of those companies
o Our prospects
o Our capital structure
o Our software
o An assessment of our management
o General conditions of the securities markets at the time of the offering;
and
o Other factors as were deemed relevant
 However, although these factors were considered, the determination of the offering prices is more arbitrary than the pricing of securities for an established operating company.
 Following this offering, the price of our common stock may vary significantly due to general market or economic conditions as well as other factors. Furthermore, an active trading market for the securities may
8
never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
 RISK FACTORS
 The SEC requires that we identify risks that are specific to our business and financial condition. We are still subject to all the same risks that all companies in our business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

 An investment in the securities offered by this offering circular involves a high degree of risk. You should carefully consider all the material risks described below, together with the other information contained in this offering circular, before making a decision to invest in DeCryptoFi. There can be no assurance that any purchaser will achieve his or her investment objective or avoid substantial losses by investing in DeCryptoFi. All investments entail a high degree of risk, and purchasers may lose some or all their investment.
Risks associated with our business
1. We do not have a long operating history on which to evaluate our company. We face all the risks faced by newer companies in similar industries, including significant competition from existing and emerging capital raising platforms many of which may be significantly more established, larger, and better financed than our company. However, we believe that what we are offering is incredibly unique and the market we are entering should be far less saturated.
2. There is considerable uncertainty about the asset class's long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth, inflation, and others. In addition, the success of the stock and other types of securities that may be issued will depend on whether new technologies turn out to be useful and economically viable. We do not control any of these factors, and therefore may not be able to control the long-term success of our company share value.
3. The offering price of our stock was not established on an independent basis. After we commence operations, the actual value of your investment may be substantially less than what you pay. The most recent pre-revenue valuation of our stock concluded our stock has a fair market value of
$0.10 per share as of October 14th, 2020.
4. The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.
5. This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.
9
6. Our operating results are dependent, in part, on management's estimates of revenue to be earned in the future. We will regularly review and revise our revenue estimates. Periodic adjustments in amortization rates may significantly affect these results.
7. We are pre revenue. We anticipate that our revenue will begin in 2021. Until we are revenue stable our revenue may not be evenly distributed throughout the year but may be more evenly distributed in the future as we expand our business and diversify, Until such time, our quarter to quarter financial results may not be comparable within any single fiscal year or from fiscal year to fiscal year.
8. Our projections may fluctuate. As a result of the foregoing and other factors, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future period
9. We are smaller and less diversified than many of our competitors. Some of our larger competitors have more resources with which to compete for ideas, enhancements, and better functionality.
10. We must successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive. The financial industry in general continues to undergo significant developments as advances in technologies and new methods of product delivery and storage, or certain changes in consumer behavior driven by these developments, emerge. Consumers are spending an increasing amount of time online and on mobile devices, and are increasingly viewing financial date in real time, on their televisions and on handheld or portable devices. we must adapt our businesses to changing consumer behavior and preferences and exploit new distribution channels. Our strategy is to seek to take advantage of these changes and thereby to create new revenue streams and other opportunities for our content. If we cannot successfully utilize these and other emerging technologies, it could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.
11. We must constantly be aware of any intellectual property issues. Protecting and defending against intellectual property claims may have a material adverse effect on our business. Our ability to compete depends, in part, upon successful protection of our intellectual property relating to our software. We will attempt to protect proprietary and intellectual property rights to our software through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories.
12. We plan to conduct business abroad and internationally. We face risks from doing business internationally. We intend to distribute our content outside the U.S. and derive revenue in foreign jurisdictions. As a result, our business is subject to certain risks inherent in international business, many of which are beyond our control. These risks include:

 a. Laws and policies affecting trade, investment, and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws.
 b. The Foreign Corrupt Practices Act ("FCPA") and similar laws
10
regulating interactions and dealings with foreign government officials.
 c. Changes in local regulatory requirements, including restrictions on video content.
 d. Differing cultural tastes and attitudes.
 e. Differing degrees of protection for intellectual property
 f. Financial instability and increased market concentration of buyers in foreign markets.
 g. The instability of foreign economies and governments.
 h. Fluctuating foreign exchange rates.
 i. The spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions; and
 j. War and acts of terrorism.
 Events or developments related to these and other risks associated with international trade could adversely affect our revenue from non-U.S. sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.
Risks Specific to this Offering
a. DeCryptoFi's securities are just being introduced to the market. Our stock has no history and thus face significant uncertainties around its valuation. This valuation may be highly dependent on the demand for our patented software, which is unproven and uncertain, and the reliability of the underlying technology which is untested.
b. The securities being offered are volatile in nature. There is no guarantee that our securities will hold their value or increase in value, and you may lose the amount of your investment in the DeCryptoFi stock in whole or in part. The shares in the initial stock offering are highly speculative, and any return on an investment is contingent upon numerous circumstances, many of which (including legal and regulatory conditions)
are beyond our control. There is no assurance that purchasers will realize any return on their investments or that their entire investment will not be lost. For this reason, each purchaser should carefully read this offering circular and should consult with his or her own attorney, financial and tax advisors prior to making any investment decision with respect to
DeCryptoFi stock.
c. There is much reliance on the Firm's CEO, Nicholas Scherling, regarding the ultimate success of the company. Our chairman and chief executive officer will effectively control our company. DeCryptoFi will only be offering one class of common stock. Our chairman and chief executive officer, Nicholas Scherling, has control over the vast majority of all the outstanding voting power and, in turn, our company. This concentration of ownership and decision making may make it more difficult for other stockholders to effect substantial changes in our company and may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our company.
d. Dividend payments will not be made during the inception of the
11
Company's offering. We do not intend to pay any dividends on our common stock at this time. The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition as well as the limitations on dividends and distributions that exist under the laws and regulations of the State of Delaware and will be within the discretion of the Company. It is the present intention of the Company to retain all earnings, if any, for use in our business operations and, accordingly, the Company does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.
e. If our securities become subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected. If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our securities may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:
1. make a special written suitability determination for the purchaser.
2. receive the purchaser's written agreement to the transaction prior to sale.
3. provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and
4. obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has received the required risk disclosure document before a transaction in a "penny stock" can be completed.
 If our securities become subject to these rules, it may be difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
 We have 50,000,000 shares in reserve for future issuance which could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and when we issue additional securities to raise funds or consummate any acquisition or business combination, you may experience dilution to your holdings.
 The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
- You will not be able to sell almost all of our stock immediately after purchase, and it may decline in value before you have a chance to sell it.
In addition, at issuance, there will be no trading market for the Stock, and a trading market may never develop.
- If the Stock is issued, there may not be a trading market available for the Stock, or any exchange on which holders of Stock may transfer or resell their Stock. As a result, the Stock may initially only be traded on very
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limited range of venues, including U.S. registered exchanges, or regulated alternative trading systems for which a Form ATS will have been properly submitted to the SEC.
- Exchanges may decide not to list the DeCryptoFi Stock for several reasons not under our control, a perceived lack of market interest in the DeCryptoFi Stock, and any other factors. As a result, investors of
DeCryptoFi Stock should be prepared to hold their Stock indefinitely, as there is no guarantee that holders will be able to sell or exchange their Stock. In the event that the Stock remains illiquid for a significant period of time or indefinitely, the value of the DeCryptoFi Stock may be materially adversely affected.
- Most securities that are publicly traded in the U.S. have one or more broker-dealers acting as "market makers" for the security. A market maker is a firm that stands ready to buy and sell the security on a regular and continuous basis at publicly quoted prices. In the event the stock is listed on an exchange, we cannot guarantee that the stock will have a market maker, which could contribute to a lack of liquidity in the DeCryptoFi stock and could have a material adverse effect on holders' ability to trade the stock.
- The offering price of shares of DeCryptoFi was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.
The selling price of DeCryptoFi Stock bears no relationship to our book or asset values or likelihood of repayment or to any other established criteria for valuing securities. Because the offering price is not based upon an independent valuation, the offering price may not be indicative of the proceeds that you would receive upon a commercial sale of the Stock.
Further, the offering price may be significantly more than the price at which the Stock would trade if they were to be listed on an exchange or actively traded by broker-dealers. -
The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
 Prior to this offering there has been no public market for any of our securities. The public offering price of our shares was negotiated between us and the joint book-running managers. Factors considered in determining the prices and terms of the Shares (and the Additional Shares) offered hereby include:
* the history and prospects of companies similar to our company;
* prior offerings of those companies;
* our prospects;
* our capital structure;
* an assessment of our management;
* general conditions of the securities markets at the time of the offering and other factors as were deemed relevant
13
 However, although these factors were considered, the determination of the offering prices is more arbitrary than the pricing of securities for an established operating company
The value of your share value in DeCryptoFi may depend on its supply, and whether there is a pre-determined schedule of Stock Compensation every year. During our first year we will issue approximately 3,125,000 shares of stock in our Stock Compensation Plan, and every two years we will decrease this number by 5%. This is subject to vary slightly. The following table shows our projections for the first 6 years:
* Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-1.
o Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A
(although we may raise capital in other ways, such as the concurrent Regulation S offering), this securities offering may be less attractive to purchasers and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, the growth of our financial condition and
results of operations may be adversely affected, which may have a material adverse effect on the value of our stock.
Years 1-2 3,125,277
Years 3-4 2,969,013
Years 5-6 2,820,562
* DeCryptoFi may evaluate and consider strategic transactions, combinations, acquisitions, or alliances to enhance its existing business or develop new products and services. These transactions could be material to its financial condition. If we do consummate a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of the transaction.
* Any acquisition will involve risks commonly encountered in business relationships, including:
o difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products, and services of the acquired business.
o inability of the acquired technologies, products, or businesses to achieve expected levels of revenue, profitability, productivity, or other benefits.
o difficulties in retaining, training, motivating, and integrating key personnel.
o diversion of management's time and resources from our normal daily operations.
o difficulties in maintaining uniform standards, controls, procedures, and policies within the combined organizations.
14
o difficulties in retaining relationships with customers, employees, and suppliers of the acquired business.
o risks of entering markets in which we have no or limited direct prior experience.
o regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre- closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business.
o assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability.
o failure to successfully further develop the acquired technology; liability for activities of the acquired business before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.
o potential disruptions to our ongoing businesses; and
o unexpected costs and unknown risks and liabilities associated with the acquisition.
Risks Related to Regulations
* There are uncertainties related to the regulatory regimes governing the issuance of new publicly traded securities, and as such, new regulations or policies may materially adversely affect the development and value our securities.
* Any future regulatory actions applicable to our related activities could severely impact our operations and the value of DeCryptoFi. Accordingly, DeCryptoFi may need to restructure operations significantly to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of our business, operations and in turn negatively affect the value of our
securities. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires DeCryptoFi to spend significant time and effort, which would pull the Company's attention away from the core of its business and potentially deplete our resources. It could also result in negative publicity.
* New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may adversely impact securities, including with respect to their value, their liquidity, the ability of purchasers to access marketplaces or exchanges on which to trade the security, and the structure, rights and transferability of the security.
Transfer Agent and Registrar
 The Company will act as registrar and maintain the Company's share register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine its necessary or we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
TERMS OF THIS OFFERING
 Securities being offered by Company: DeCryptoFi is authorized to issue 500,000,000 shares. We will be offering only one class of common stock. 25,000,000 shares will be offered through our initial public offering. The Company will also be offering up to 125,000,000 shares as stock for non-cash consideration in exchange for certain goods and services. Please see the section, Stock Compensation Plan for additional information.
Reserved Funds: The Company will keep 50,000,000 shares in reserve for future issuance and to enhance the growth of the Company and/or for reasons that the Company believes are in the best interests of its shareholders. The CEO of the Company owns 300,000,000 shares subject to a lock-up period of 180 days, which shall commence 2 days after the Commission approves this offering.
Best Efforts Offering: There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering. If all the Offering Shares are sold in the offering, we will have the option to sell up to 50 million additional newly issued shares in the offering in our discretion ("Additional Shares").
Lock-up Agreement: Insider(s) of the company have entered into an agreement with the Company pursuant to which he has agreed to not sell, transfer or otherwise dispose of any Company Securities for an initial period of 180 days which shall begin two days after the Commission's approval of this circular.
Payment for Common stock: After the qualification by the SEC of the offering statement of which this offering circular is a part, investors will create a profile on DeCryptoFi's online platform which has been engineered to seamlessly accept investment online, including verifying investor identities, performing anti-money laundering checks on investors, facilitating investment document execution, funds transfer and regulatory compliance. We may also permit payment to be made in foreign currency or by credit card if and to the extent we can establish and maintain relationships with licensed currency exchange services providers and or payment processing entities to facilitate such transactions and provided, further, we are able to do so in accordance with FINRA and SEC guidelines. On each closing date, the funds in the account will be released to us and the associated shares will be issued to the investors in this Offering. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via a check in U.S. dollars or through the payment method received.
Stock Compensation Plan: We are offering up to 125,000,000 shares of stock through our Stock Compensation Plan. In the future, stock may be
16
exchanged for public or private shares of companies that utilize
DeCryptoFi services for the issuance of public or private capitalization. Voting Rights: Each holder of the Company's Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholder, except as provided by law or by the other provisions of the Certificate of Incorporation.
Dividends: We do not intend to pay any dividends currently. The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition as well as the limitations on dividends and distributions that exist under the laws and regulations of the State of Virginia and will be within the discretion of the Company. It is the present intention of the Company to retain all earnings, if any, for use in our business operations and accordingly, the Company does not anticipate declaring any dividends on our common stock in the foreseeable future.
As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

List of securities and proposed symbols: Prior to this offering, there have been no public market for our common stock. We currently do not meet the financial listing requirements to be listed on a national securities exchange. Once the Company reaches the applicable thresholds, the
Company intends to register with one or more registered securities exchanges.
USE OF PROCEEDS
 We estimate that the net cash proceeds to us from the sale of the company stock offering in this offering will be $15 million, minus any offering expenses and other fixed costs.
 We intend to use the proceeds of this offering, net of any federal and state income taxes for working capital and other general corporate purposes general operations and cash reserves, including but not limited to payment of salaries (including those of directors and officers) and hiring employees and consultants. We also intend to use the proceeds of this offering for research and development, specifically for continued development in ways to enhance our software and our platform, and for hiring costs and payment of salaries that are allocated to research and development, as well as for marketing and education, which includes organizing and hosting educational and developer events.
 We will also use the above proceeds in conjunction with the proceeds from a potential concurrent or subsequent Regulation S offering to
non-U.S. persons, the net proceeds of which we estimate to be $15,000,000.00. We cannot specify with certainty all the particular uses for the net proceeds to be received upon the concurrent Regulation S offering. In addition, the amount, allocation, and timing of our actual expenditures will depend upon numerous factors. Pending other uses, we intend to invest the proceeds in interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive
17
from our offering and the concurrent Regulation S offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds. It is in the Company's sole discretion whether to pursue a Regulation S offering.
 In addition, we intend to use our proceeds for the following:
a. financing production and associated development and operating costs and expenses for our software.
b. working capital and general corporate purposes.
DeCryptoFi reserves the right to alter the use of proceeds in this offering.
 DESCRIPTION OF BUSINESS
 DeCryptoFi's main goal is to make the public and private offering process of raising capital easier for small and midsized businesses to achieve. Our top priority is to aid and facilitate with the complexities in the alternative space of capital raising. Many companies, even if aware of these alternative methods of capital raising, simply lack the legal and finance team dedicated in ensuring that all regulatory and audit requirements are satisfied. Without the proper personnel, small to medium sized businesses cannot devote the time to raising capital while simultaneously running their business. If these business owners wish to outsource these functions, it can drastically affect the company's bottom line.
 We aim to assist with initial public offerings ("IPO"), initial public debt offerings ("IPDO"), private offerings, and private debt offerings. We believe that average business owners are not even aware of the ability for tapping public and private markets simply through debt offerings and the potential advantages associated with it. Staging an IPO is also a very time-consuming and expensive process. The registration process can be quite complex and requires the company to disclose a variety of information to potential investors. In addition, the IPO process can take as little as six months or as long as two years, during which time management's attention is distracted away from day-to-day operations. It can also conservatively cost a company between $50,000 and $250,000 in underwriting fees, legal and accounting expenses, and printing costs.
 DeCryptoFi's software will allow companies the ability to streamline and automate SEC filings, quarterly and annual reports, dividend payments, privacy notifications, General Data Protection Regulations ("GDPR"), Anti-Money laundering provisions, and the Trust Indenture
Act regulations. By giving our customers the ability to systematize these processes, the regulatory landscape will be satisfied, thereby alleviating some of these hurdles and giving them the opportunity to focus on running their business.
 DeCryptoFi has not filed for any bankruptcy receivership, or similar proceedings, nor is DeCryptoFi currently subject to, or has been subject to, any legal proceedings material to the business or its financial condition. There is no material litigation, arbitration or governmental proceeding currently pending against us, or any of our officers or in their capacity acting as such and neither we, nor our officers have been subject 18 to any such proceedings in the 12 months preceding the date of this preliminary offering circular.
Trademarks and Copyrights:
 We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties' trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their (c), (r) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

DeCryptoFi Platform:
 We will operate an online platform, where investors can manage their accounts and purchase shares of our company. Prospective investors will create a public address (username) and private key (password) and indicate agreement to our terms and conditions and privacy policy.
* Available Online Directly from Us. Investors must purchase shares of our stock directly from us.
* No Minimum Investment. Investors will be able to build ownership over time by making purchases as low as the initial offering price. DESCRIPTION OF DECRYPTOFI'S COMMON STOCK

 GENERAL
 DeCryptoFi has a total of 500,000,000 authorized shares of common stock, with a par value $.0001. As of the date of this offering circular, 300,000,000 shares of the Company's common stock are outstanding.
 VOTING RIGHTS
 As DeCryptoFi's business expands, it is the intention of the Company to grant voting rights to Company shareholders. Shareholders would be entitled to one vote per share.
 NO PREEMPTIVE OR SIMILAR RIGHTS
 Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
 MERGER OR CONSOLODATION
 In the case of any distribution or payment in respect of the Company's common stock upon any potential consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the Company's shareholders.
19
 REGULATORY CONSIDERATIONS

 Below is a summary of certain current areas of government regulation that apply to our business and potential regulatory issues of which we are aware. As discussed below, we generally believe that our business and the offering discussed in this offering circular are compliant with these regulations, but in certain cases there may be uncertainty related to that conclusion.

Government Regulations
 The regulatory treatment of securities offerings is uncertain in many ways. In part, this uncertainty results from the need for regulators to apply existing law to a new and evolving set of technologies and assets. We anticipate that regulation will evolve as various state, federal and international government agencies take greater interest in regulation of newly issued securities, especially with the recent enactment of
Regulation Best Interest ("Reg BI"), and the current Dodd Frank provisions. We anticipate new regulations to be established, at which point, if applicable to DeCryptoFi's business model, we will take all necessary steps to ensure we are compliant. In addition, various legislative and executive bodies in the United States and in other countries may adopt new laws, regulations, or guidance, or take other actions in the future.
 Any future regulatory actions applicable to DeCryptoFi and our related activities could severely impact our operations and the value of our securities. We may need to restructure operations significantly to comply with any new regulation or guidance. Failure to do so adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires us to spend significant time and effort, which would pull our attention away from the core of our business and potentially deplete our resources. It could also result in negative publicity. Regulatory change could even potentially result in certain aspects of our operations being viewed as impermissible, which could result in a need for us to dramatically alter or cease activities Securities Act Considerations
 Typically, offerings of securities in the U.S. are required to register under the Securities Act with the SEC and, in compliance with state law, with applicable state regulators (blue sky regulations). Our current offering relies on an exemption from federal registration under the
Securities Act provided by Regulation A, which also provides for preemption of state registration requirements, but which also currently limits issuances by a single issuer to offerings of no more than
$50,000,000 each year. We have also taken the position that the commercial uses of our stock, including transfers between owners, do not require registration or an exemption from registration under state securities laws.
 If in subsequent years after our initial filing we find that our ability to issue additional shares would exceed the $50m threshold provided by Reg
A Tier 2, we recognize that we may need to fully register our securities with the SEC and/or to register our shares of stock with one or more U.S.
20
state securities regulators.
Exchange Act Considerations
 Registration as Transfer Agents. Under the Exchange Act, a transfer agent is a person who engages, with respect to securities registered under
Section 12 of the Exchange Act, in (a) countersigning issued securities,
(b) monitoring issued securities, with the goal of preventing unauthorized issuances, (c) registering transfers of issued securities, (d) exchanging or converting issued securities, or (e) transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Transfer agents are typically required to register with the SEC under the Exchange Act. Because our distributed software will record the owner of our stock, and/or the debt of clients we potentially assist in going public that may not be listed on an exchange at the time of going public, we could be viewed as engaging in these types of activities.
 We have taken the position that DeCryptoFi, and anyone operating its software are not required to register as transfer agents because direct sale of stock from seller to buyer without an exchange or marketplace is not captured or described in the definition of a transfer agent and is not facilitated by DeCryptoFi. In the future, once listed on an exchange, stock transfers occurring on an exchange will be recorded by the relevant exchange in accordance with all applicable laws.
 It is possible that the SEC or another regulator would disagree with our position. If so, we, or anyone running our software could be forced to register as a transfer agent and comply with applicable law, which could lead to significant costs to DeCryptoFi and could force DeCryptoFi to change or cease its operations. It could also lead to considerable uncertainty as to how we would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments would decrease the value of the stock sold in this offering. Registration as Clearing Agency
 Also under the Exchange Act, a clearing agency is any person who
(a) acts as an intermediary in making payments or deliveries, or both, in connection with transactions in securities; (b) provides facilities for comparison of data respecting the terms of settlement of securities transactions, to reduce the number of settlements of securities transactions, or for the allocation of securities settlement responsibilities;
(c) acts as a custodian of securities in connection with a system for the central handling of securities whereby all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred, loaned, or pledged by bookkeeping entry without physical delivery of securities certificates; or (d) otherwise permits or facilitates the settlement of securities transactions or the hypothecation or lending of securities without physical delivery of securities certificates. A clearing agency does not include any person solely by reason of performing a transfer agent function, specifically transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Clearing agencies are generally required to register with the SEC and comply with applicable regulation. Because DeCryptoFi, or anyone operating our software will be involved in recording transfers in the stock, they could be viewed as engaging in these types of activities.
21
 We have taken the position that DeCryptoFi, and anyone operating its software are not clearing agencies under the Exchange Act because the types of activities they engage in are not those described in the definition of a clearing agency. To the extent that transfers are recorded by our software, the software is not a "person" that would be required to register.
 It is possible that the SEC or another regulator would disagree with our position. If so, we, or anyone running our software could be forced to register as a clearing agency and comply with applicable law, which could lead to significant costs to DeCryptoFi and could force DeCryptoFi to change or cease its operations. It could also lead to considerable uncertainty as to how we would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments would decrease the value of the stock sold in this offering. Registration as an Exchange or ATS
 Entities that are engaged as "exchanges" or "ATSs" with respect to securities are subject to federal registration and significant regulatory oversight by the SEC and FINRA. Exchanges and ATSs are generally networks that constitute, maintain, or provide a marketplace or facilities for bringing together the orders of multiple purchasers and multiple sellers of securities. A system "brings together" orders if it displays trading interests entered on the system to users (e.g., through consolidated quote screens) or receives orders for processing and execution. This does not include systems that have only one seller for each security (e.g., the issuer), even if there are multiple buyers.

We have taken the position that DeCryptoFi and its software should not be viewed as an exchange or an ATS because it does not constitute, maintain, or provide a marketplace or facilities for bringing together the orders of multiple purchasers and multiple sellers of the stock.
Registration as a Broker-Dealer
 Under the Exchange Act, a "broker" is a person engaged in the business of effecting transactions in securities for the account of others. The staff of the SEC has indicated that receiving commissions or other transaction-related compensation is one of the determinative factors in deciding whether a person is "engaged in the business" of being a
"broker," in part because this "salesman's stake" in a securities transaction incentivizes the recipient to encourage transactions that may or may not be appropriate for the parties involved. Because DeCryptoFi's software operators receive stock for maintaining software operations (which may involve recording transactions in the Stock), they could be viewed as brokers.
 We take the position that DeCryptoFi or any operator of its software is not a broker-dealers, because they do not receive a commission or compensation to encourage transactions. All compensation is paid for software operations and is pre-determined with no regard to the number of total transactions occurring during the pre-determined timeframe.
It is possible that the SEC or another regulator would disagree with our position. If so, DeCryptoFi or its software operators could be forced to
22
register as broker-dealers and comply with applicable law. This would disrupt our business significantly, perhaps making it prohibitive to operate, and would likely lead to a decrease or complete loss in the value of the Stock.
Reporting Company Considerations
 Under Regulation A, we will have limited ongoing reporting obligations to investors relative to the obligations of companies that are "reporting companies" for purposes of the Exchange Act. The exemption that allows this lighter reporting, however, is in part dependent on the use of a transfer agent with respect to a company's securities. We do not intend to engage a transfer agent with respect to our securities, in part because the types of activities a transfer agent would normally engage in are performed automatically by our software. As a result, as a practical matter, we also do not think we would be able to comply with the transfer agent requirement, and we do not think it applies to or would provide additional investor protections for this offering.
 It is possible that a regulator would disagree with this position and, as a result, require us to file the full set of reports required of a reporting company. If so, we would need to spend considerable additional time and effort to provide the required reports. This could have a material adverse effect on our operations, which in turn could affect the value of our Company stock.
Regulation M
 Regulation M under the Exchange Act generally prohibits issuers from buying and selling their securities at the same time, in order to prevent potential price manipulation that could result from those activities. In certain circumstances, we may be selling stock at a future date while concurrently retiring stock. We are currently set to retire
2% of the stock every 4 years. The company will not be purchasing the 2% stock being retired every 4 years after our initial offering but will be charging a flat fee per transaction not to exceed 20 shares of stock
(with a value of $2.00 at offering) per transfer between a stock seller and stock buyer for recording the transaction. This fee/stock will be retired immediately and automatically at the time of the transaction. DeCryptoFi may be viewed as receiving stock at the same time as selling it under Regulation A. However, we believe retiring a percentage of stock at a pre-determined rate does not constitute buying and selling the security for price manipulation. As a result, we do not believe these activities are in violation of Regulation M.
 It is possible that a regulator would disagree with this position. If so, we may be required to significantly restructure the transactions, which could lead to significant costs to the Company and could force it to change or cease the operations. This would result in a loss or decrease in value of the Stock.

 Foreign Considerations
 We may also subject to a variety of foreign laws and regulations that involve matters central to our business. These could include, for example, regulations related to user privacy such as the General Data Protection Regulation, potential broker-dealer or exchange activities, data protection, and intellectual property, among others. In certain cases, foreign laws may be more restrictive than those in the U.S. Although we believe we are operating in compliance with the laws of jurisdictions in which
DeCryptoFi exists, foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain,
23
particularly in the new and rapidly evolving industry in which we operate. As a result, we are involved in face an uncertain regulatory landscape in many foreign jurisdictions, including but not limited to the European
Union. Other foreign jurisdictions may also adopt laws, regulations or directives that affect the similar types of securities offerings.
 We have adopted policies and procedures designed to comply with the laws that apply to us as we understand them. However, the growth of our business and its expansion outside of the U.S. may increase the potential of violating foreign laws or our own internal policies and procedures. The risk of our Company being found in violation of applicable laws and regulations is further increased by the fact that many of them are open to a variety of interpretations given the absence of formal interpretation by regulatory authorities or the courts.
 Any action brought against us by a foreign regulator or in a private action based on foreign law could cause us to incur significant legal expenses and divert our management's attention from the operation of the business. If our operations are found to be in violation of any laws and regulations, we may be subject to penalties associated with the violation, including civil and criminal penalties, damages and fines; we could be required to refund payments received by us; and we could be required to curtail or cease operations. Any of these consequences could seriously harm our business and financial results. In addition, existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices.
 Any applicable foreign laws, regulations or directives may also conflict with those of the United States. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to the adoption and value of the securities and our operations.
CHANNELS FOR DISCLOSURE OF INFORMATION AND
PLAN OF DISTRIBUTION
 Upon the Commission's qualification, this offering circular shall be an initial offering for 25,000,000 shares of our common stock. We will have the option to sell up to 50,000,000 Additional Shares which are currently authorized but unissued, should all of the Offering Shares be sold in the offering. There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering.
 The offering price of the Offering Shares was determined by the
Company. This determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company.
In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our 24
Company after the completion of the offering.
 Any purchase of our Offering Shares by an officer or director of the Company shall be conducted in compliance with the applicable provisions of Regulation M.
 We may decide to close the offering early or cancel it, in our sole discretion. If we extend the offering, we will provide that information in an amendment to this offering circular. If we close the offering early or cancel it, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction.
 Investors, the media and others should note that, following the completion of this offering, we intend to announce material information to the public regarding DeCryptoFi through filings with the SEC, DeCryptoFi's corporate blog at DeCryptoFi.com/blog, DeCryptoFi's mailing list which is available for sign-up at DeCryptoFi.com press releases, public conference calls and webcasts. We also intend to announce information regarding DeCryptoFi and its business, operating results, financial condition and other matters through our Twitter account, which can be accessed at https://twitter.com/DeCryptoFi.
Investors should monitor our website and the above social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts. The social media channels that DeCryptoFi intends to use as a means of disclosing the information described above may be updated from time to time.

 This offering circular will be furnished to prospective investors via electronic PDF format before or at the time of all written offers and will be available for viewing and download on the DeCryptoFi website, as well as on the SEC's website at www.sec.gov.

 PROCEDURES FOR SUBSCRIBING
 Shares pursuant to this offering circular will be offered only through DeCryptoFi's website at https://www.DeCryptoFi.com and, if the
Company chooses so, through management-approved third party platform partners, which partners will be registered investment advisers or broker-dealers and may, by virtue of their registration status, be deemed to be underwriters. As of the date of this offering circular, we do not have, nor do we intend, to develop relationships with any third-party platform partners.
 We are offering our stock for cash through our website
www.DeCryptoFi.com where potential investors in the offering will be able to review an electronic version of this offering circular and execute a subscription agreementas of the commencement of this offering.
In order to subscribe to purchase DeCryptoFi stock, a prospective investor will be required to electronically complete, sign, and deliver an executed subscription agreement. Once submitted, an investor's subscription is irrevocable, except for limited exceptions, such as if the investor's subscription is only partially accepted, in which case within 20 days of the investor having been provided notice of this fact.
 There is no minimum number of shares of stock that we must sell in order to conduct a closing in this offering. Payment for stock sold through
25
the cash offering will be accepted on a rolling basis during the term of the cash offering.

 We may decide to cancel the offering entirely, in our sole discretion.
If we cancel the Offering, we may do so without notice to you, although if we cancel the Offering, all funds that may have been provided by any investors will be promptly returned without interest or deduction.
 STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS
 Our shares of Common stock are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities
Act). As a Tier 2 offering pursuant to Regulation A under the Securities
Act, this Offering is exempt from state law "Blue Sky" review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A shares offered hereby are offered and sold only to "qualified purchasers" or at a time when our Class A shares are listed on a national securities exchange. "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.
 To determine whether a potential investor is an "accredited investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the investor must be a natural person who has:
1. The individual must have a net worth greater than $1 million, either individually or jointly with the individual's spouse. Except for the special provisions described below, individuals should include all their assets and all of their liabilities in calculating net worth, excluding the value of their primary residence; or

2. persons who had an income of at least $200,000 in each of the two most recent years (or $300,000 together with their spouse) and have a reasonable expectation of reaching the same income level in the current year.
If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.
 For purposes of determining whether a potential investor is a "qualified purchaser," annual income and net worth should be calculated as provided in the "accredited investor" definition under Rule 501 of Regulation D. Net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles.
 DILUTION
 Dilution refers to the reduction in value, control, or earnings of the shares the investor owns.

 IMMEDIATE DILUTION
26

 An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their "sweat equity" into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

 The Company acknowledges that the dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.
 The following table summarizes the differences between the total consideration and the weighted-average price per share paid by, on the one hand, officers, directors, promoters and affiliates of DeCryptoFi who have acquired shares prior to the date of this offering circular and, on the other hand, investors participating in this offering, before deducting estimated offering expenses, assuming that the maximum number of shares are sold at the $0.10 per share price. The table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding stock options. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the company's insiders:

 SHARES
PURCHASED TOTAL CONSIDERATION TOTAL
WEIGHTED AVG PRICE PER SHARE
Existing shareholders before this offering2 300,000,000
 $0 .000000
Public Sale 25,000,000
 $2,500,000 0.1000
Stock Compensation Plan 125,000,000
 $12,500,000 0.1000
Total Investors Participating in this Offering 150,000,000
 $15,000,000 0.10003



 FUTURE DILUTION
27

 Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor's stake in a company could be diluted due to the company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the company's employees or marketing partners. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

 If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most development stage companies do not pay dividends for some time).

 The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):
 In June 2014, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
 In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company, but her stake is worth $200,000.
 In June 2015, the company has run into serious problems, and in order to stay afloat, it raises $1 million at a valuation of only $2 million (the "down round"). Jane now owns only 0.89% of the company, and her stake is worth only $26,660.
 If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it's important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share. In some cases, dilution can also completely wipe out the value of investments made by early investors, without any person being at fault. Investors should understand how dilution works and the availability of anti-dilution protection.

DeCryptoFi is committed to zero new share issuance outside of the
28
500,000,000 shares in existence today.
 CONCURRENT OR SUBSEQUENT REGULATION S (REG S)
OFFERING

 Regulation S provides an exclusion from the Section 5 registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), for offerings made outside the U.S. by both U.S. and foreign issuers. A securities offering, whether private or public, made by an issuer outside of the United States in reliance on Regulation S need not be registered under the Securities Act. The Regulation S safe harbors are non-exclusive, meaning that an issuer that attempts to comply with Regulation S also may claim the availability of another applicable exemption from registration.
 Further, a contemporaneous registered offering or exempt private placement in the U.S. will not be integrated with an offshore offering that otherwise complies with Regulation S. In fact, Regulation S contemplates that a private placement in the United States may be made simultaneously with an offshore public offering in reliance on the issuer safe harbor. Thus, offshore offerings and sales of securities made in reliance on Regulation S do not preclude the resale of those same securities made in reliance on Rule 144A or Regulation D, even if the resale occurs during the distribution compliance period.
 The stock in a potential concurrent or subsequent Regulation S offering will be restricted securities and will be sold for delayed delivery and subject to a transfer restriction for one year after sale.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
Impact of COVID-19
You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this offering circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

 In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the U.S and other countries. As a result, Company franchisees have temporarily closed some retail locations, reduced or modified store operating hours, adopted a "to-go" only operating model, or implemented a combination of these actions. These actions have reduced consumer traffic, resulting in a negative impact to Company revenues. While the disruption to our business from the COVID-19
29
pandemic is currently expected to be temporary, there is a great deal of uncertainty around the severity and duration of the disruption, and also the longer-term effects on our business and economic growth and consumer demand in the U.S. and worldwide.
 The effects of COVID-19 may continue to materially adversely affect our business, results of operations and liquidity, particularly if these effects continue in place for a significant amount of time. As additional information becomes available regarding the potential impact and the duration of the negative financial effects of the current pandemic, the Company may determine that an impairment adjustment to the recorded value of trademarks, goodwill and other intangible assets may be necessary.
Effects of COVID-19 on Liquidity and Operations
 While the Company expects COVID-19 to negatively impact its business, results of operations and financial position, the full financial impact cannot be reasonably estimated at this time. The Company currently believes that its working capital combined with our disciplined management of the Company' operating expenses, will be sufficient to meet our current liquidity needs. However, COVID-19 pandemic events will continue to evolve over time and the negative effects on the operations of our franchisees could prove to be worse than we currently estimate.
Business overview
 Decentralized Crypto Financial Inc. uses patented proprietary software to assist small and medium sized companies in determining the best approach to raising capital.
 We are aggressively growing our business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships.
Trends and Key Factors Affecting Our Performance

 Investment in Long-Term Growth.

 The core elements of the Company's growth strategy include acquiring new customers, broadening distribution capabilities, enhancing data and software functionality, and expanding product offerings. The Company plans to continue to invest significant resources to accomplish these goals, and the Company anticipates that its operating expenses will continue to increase for the foreseeable future, particularly sales and marketing and technology expenses. These investments are intended to contribute to long-term growth, but they may affect near-term profitability.

Originations.
 The Company's future growth will continue to depend, in part, on attracting additional investors as well as additional companies wanting to utilize our software. The Company plans to increase its sales and marketing spending and seek to attract these investors and companies. We expect to rely on strategic partners, affinity networks, social media, and 30 conference and speaking events for investor growth. The Company expects there to be a consistent need of undercapitalized companies seeking capital raising alternatives. The extent to which the Company can satisfy this ongoing demand will be an important factor in its continued revenue growth.
 Use of GAAP Financial Measures

 DeCryptoFi's management's discussion and analysis of DeCryptoFi's financial condition and results of operations is based on its financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires DeCryptoFi to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated, and expenses incurred during the reporting periods. DeCryptoFi's estimates are based on its comparable and on various other factors that DeCryptoFi believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Due to the fact that DeCryptoFi was not formed until August 2020
DeCryptoFi believes that the accounting policies discussed may be of little use to understanding DeCryptoFi historical and future performance, as these policies relate to the more significant areas involving management's judgments and estimates.
 When we prepare our consolidated financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during each reporting period. Our estimates may include those related to revenue recognition, accounts receivable allowances, intangible assets, share-based compensation expense, income taxes and programming costs.
Actual results included in this offering circular, and in future financial results, could differ from the original estimates.

 Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that DeCryptoFi determines are within the scope of ASC
606, the following five steps are performed:
a. Identify the contract(s) with a customer.
b. Identify the performance obligations in the contract.
c. Determine the transaction price.
d. Allocate the transaction price to the performance obligations in the contract; and
e. Recognize revenue when (or as) DeCryptoFi satisfies a performance obligation
31
 DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
EMPLOYEES
 As of October 2020, the Company has one executive officer, CEO
Nick Scherling. Mr. Scherling is not represented by a labor union or covered under a collective bargaining agreement.
 NAME POSITION AGE TERM OF
OFFICE
 Nicholas Scherling CEO 37 August
2020
 Mr. Scherling has more than 20 years of technology expertise at senior levels serving in the Intelligence Community, DoD, and industry. Mr.
Scherling served in leadership and technical roles in TENICA and
Associates, Booz Allen Hamilton, General Dynamics, Electronic Warfare Associates, Northwest Airlines, and the Air National Guard. Although DeCryptoFi is a newly organized C-Corp, Mr. Scherling has been developing the systemic and automated technology for a substantial period of time prior to officially having his company qualified by the
Commission.
 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.
Summary compensation table
The following table summarizes the compensation of the
highest paid person, the CEO, during the year ended December 31, 2019.
Name Capacity in which compensation was received
Cash Compensation ($) Other Compensation ($)
 Total Compensation ($)
Nicholas Scherling Chief Executive Officer
$0.00 $0.00
$0.00
Authorized Shares. A total of 50,000,000 shares of our corporate common stock are reserved for issuance as the Company sees fit. Upon qualification, if the Company determines that issuing these shares will neither its shareholders nor increase the value of the Company, then the Company may determine that such shares shall be available for future grant or sale. As the Company continues grow and better understand its strengths and weaknesses, the Company may decide to adopt a formalized incentive plan, which will then outline the specifications that must be met. Currently, there is no such plan in place, nor is there any intention to memorialize any such plan.
Stock Options. Upon qualification, the Company may determine, at a later date, that it wishes to compensate its employees in the form of stock options. While no such plan is currently in place, if the Company does decide to implement a stock option plan, certain guidelines must be followed: The term of an incentives stock option may not exceed 10 years; the stock option strike price shall be equal to its fair market value of the Company's stock on the day the option is granted except that with respect to incentive stock options granted to any participant who owns
32
more than 10% of the voting power of outstanding stock, the exercise price must generally equal at least 110% of the fair market value on the grant date and the term must not exceed five years. The Company will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the
Company, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Unless otherwise provided for by the Company, if termination is due to death or disability, the option will remain exercisable for 12 months and in all other cases, the option will generally remain exercisable for three months following the termination of service. These are simply guidelines and the Company may amend some or all of these guidelines if the company introduces an incentivized stock option plan.
Code of Ethics. Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our respective executive officers, directors, and employees. The code of ethics will codify the business and ethical principles that govern all aspects of our business.
 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
SECURITYHOLDERS
 The following table sets forth information regarding the beneficial ownership of our shares of our common stock as of the date of this offering circular. Since DeCryptoFi will only be offering only one class of stock, and since our insider is subject to a predetermined lock-up period, there is no need to adjust to reflect the sale of all of the Shares offered by this preliminary offering circular (assuming none of the individuals listed purchase shares in this offering), by:
1. each person known by us to be the beneficial owner of more than 5%
of our outstanding shares.
2. each of our executive officers and directors; and
3. all our executive officers and directors as a group.
 Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Additionally, except as otherwise indicated, beneficial ownership reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange
Act of 1934, as amended.
 Shares Beneficially Owned Prior to Offering
 Shares Beneficially Owned After Offering
 Name and address of % of Total
Voting % of Total Voting
Beneficial Owner5___ Shares % Prior to
Offering Shares % After Offering

Nicholas Scherling 300M 100%
100% 300M 60% 66.67%
33
 SHARES ELIGIBLE FOR FUTURE SALE

 Rule 144
 A person who has beneficially owned restricted shares of common stock, for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the subject company at the time of, or at any time during the three months preceding, a sale and (ii) the subject company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are an affiliate of the subject company at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions under which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

a. 1% of the number of shares of our common stock then outstanding, and

b. if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the subject company.
DECENTRALIZED CRYPTO FINANCIAL INC.
Consolidated Financial Statements
2020
 FINANCIAL INFORMATION
SECTION
 Decentralized Crypto Financial Inc.
 INDEX TO FINANCIAL
STATEMENTS
 For the Fiscal Year Ending August 31,
2020



 Independent Auditors Report
 Consolidated Balance Sheets as of August 31, 2020
 Consolidated Statements of Operations for the Fiscal Year Ending August
31, 2020
 Consolidated Statements of Changes in Stockholders' Equity/Members' Deficiency for the Year Ending August 31, 2020 F-5
 Consolidated Statements of Cash Flows for the Year Ending August 31,
2020
 Notes to Consolidated Financial Statements
34

INDEPENDENT AUDITOR'S REPORT
INDEPENDENT AUDITORS' REPORT
Board of Directors
Decentralized Crypto Financial Inc.
Chantilly, Virginia
We have audited the accompanying consolidated financial statements of Decentralized Crypto Financial Inc., which comprise the consolidated balance sheets as of August 31, 2020 and the related consolidated statements of income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL
STATEMENTS
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
AUDITORS' RESPONSIBILITY
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of
America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
OPINION
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decentralized Crypto Financial Inc. as of August 31, 2020, and the results 35 of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
- Chesapeake Financial Corp

DECENTRALIZED CRYPTO FINIANCIAL INC.
BALANCE SHEETS
 2020
ASSETS
Current assets:
Cash and cash equivalents $ 0
Accounts receivable 0
Prepaid expenses 0
Total current assets 0
Property and equipment, net 0
Other assets:
Goodwill, net 0
Investments in equity securities 0
Deposits 0
Total assets $ 0
LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Line of credit $ 0
Accounts payable and accrued expenses 0
Accrued payroll and related liabilities 0
Notes payable, current portion 0
Deferred rent and other current liabilities 0
Deferred compensation liability 0
Total current liabilities 0
Notes payable, less current portion 0
Total liabilities 0
Member's equity 0
Total liabilities and member's equity $ 0
DECENTRALIZED CRYPTO FINIANCIAL INC.
STATEMENTS OF OPERATIONS
36
 2020
Revenue $ 0
Revenue 0
Total revenue 0
Direct cost of revenue 0
Gross profit 0
Indirect costs of revenue Costs 0
not allocable 0
Operating income 0
Other income (expense)
Other expense 0
Interest expense 0
Other income 0
Total other income 0
Net income $ 0
DECENTRALIZED CRYPTO FINIANCIAL INC.
 STATEMENTS OF STOCKHOLDERS' EQUITY
 __Member's Equity__
Balance, August 31, 2020 $ 0
 Member distribution 0

 Net income


Balance, August 31, 2020 0
Member contributions 0
Net income 0
Balance, August $ 0
DECENTRALIZED CRYPTO FINIANCIAL INC.
STATEMENTS OF CASH FLOWS
 2020
Cash flows from operating activities:
Net income $ 0
Adjustments to reconcile net income to net cash (used in)


 provided by operating activities:
Depreciation and amortization 0
Amortization of goodwill 0
Loss on disposal of assets
Gain on investments 0
37
Deferred rent and other current liabilities 0
Change in:
Accounts receivable 0
Prepaid expenses 0
Deposits
Accounts payable and accrued expenses 0
Accrued payroll and related liabilities 0
Deferred compensation liability 0
Net cash provided by (used in) operating activities 0
Cash flows from investing activities:
Purchase of life insurance policies 0
Proceeds from sale of property and equipment
Purchase of property and equipment 0
Net cash used in investing activities 0
Cash flows from financing activities:
Net borrowings on (repayments on) line of credit 0
Repayments on notes payable 0
Contributions from member 0
Distributions to member
Net cash provided by (used in) financing activities 0
Net change in cash and cash equivalents
 0
Cash and cash equivalents, beginning of year 0
Cash and cash equivalents, end of year $ 0
Supplemental disclosure of cash flow information:
Cash paid for interest $ 0
DECENTRALIZED CRYPTO FINIANCIAL INC.
NOTES TO FINANCIAL STATEMENT
Notes to Consolidated Financial Statements
The accompanying notes are an integral part of this consolidated financial statement.
ORGANIZATION AND NATURE OF BUSINESS
We are an early-stage financial technology company that has created a proprietary and patented software that will allow small and mid-sized companies to fully understand the complexities surrounding initial public offerings and private placement offerings. Our software is geared towards companies that seek alternatives to the issuance of bank loans in order to raise capital. Our company allows for the automation of various
38
Self-Regulatory Organizations (SRO) initial and ongoing regulatory reporting and filings, and assists companies that lack the relevant expertise and/or personnel to be fully compliant with investor disclosure obligations, privacy notifications, Anti-Money laundering regulations, etc. Our patented software also has the capability to track various asset classes and automate investor documentation, such as proxy statements, dividend payments, and GDPR notifications.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF PRESENTATION
The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America applied on a basis consistent with that of the preceding years. Outlined below are those policies considered particularly significant.
ESTIMATES
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and may have impact on future periods.
INVESTMENTS
In January 2016, the Financial Accounting Standards Board (FASB)
issued ASU No. 2016-01, Financial Instruments
- Overall (Subtopic 825-10): Recognition and Measurement of Financial
Assets and Financial Liabilities ("ASU
2016-01"). ASU 2016-01 requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income, while eliminating the available-for-sale classification for equity securities with readily determinable fair values and the cost method for equity investments without readily determinable fair values.
INCOME TAXES
The Company, with the consent of its stockholders, has elected C corporation status.
PART III- EXHIBITS
Index to Exhibits.
 Exhibit No. Description
1.1 Articles of Incorporation for Decentralized Crypto
Financial Inc
1.2 Certificate of Conversion
Company
SIGNATURES
Pursuant to the requirements of Regulation A, the issuer
certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chantilly, Virginia, on, October 14th, 2020. Decentralized Crypto Financial Inc.
By /s/ Nicholas Scherling

Nicholas Scherling
Decentralized Crypto Financial Inc.
Date:____________________
 The following persons in the capacities and on the dates
indicated have signed this Offering Statement.
By /s/ Nicholas Scherling

Nicholas Scherling
Decentralized Crypto Financial Inc.
 Date:____________________
3 This is a "best efforts" offering. There is no minimum number of shares that must be sold in this offering.
2 Shares that were issued to any insider were sold prior to the development of DeCryptoFi's proprietary software, thereby materially altering the value of the Company.
3 Assumes the maximum 25,000,000 shares are sold in the initial public offering at a price of $0.10 per share, and the sale of 125,000,000 shares through the Stock Compensation Plan for non-cash consideration comparable to $0.10 per share
4Mr. Nicholas Scherling is currently the CEO and chairman of DeCryptoFi. As mentioned, DeCryptoFi was not officially organized until August 2020. As such, there has been zero compensation awarded to any
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individuals as it relates to DeCryptoFi's business.
5 Unless otherwise indicated, the business address of the individual is 4795 Meadow Wood Lane #200 Chantilly, Virginia 20151